Exhibit 10.8
FIRST AMENDMENT TO
MANAGEMENT STOCKHOLDERS’ AGREEMENT
     THIS FIRST AMENDMENT (the “Amendment”) to the Management Stockholders’ Agreement, which is effective as of September 30, 2005, among ITC Holdings Corp., a Michigan corporation (the “Company”) and the person identified on the signature page attached hereto (the “Management Stockholder”, and such agreement, the “Stockholder’s Agreement”), is made effective as of the same day as the effective date of the Stockholder’s Agreement. This First Amendment to the terms of the Stockholder’s Agreement is effected by the Company and the Management Stockholder in accordance with the provisions of Section 18 of the Stockholder’s Agreement.
     Defined terms not expressly defined in this Amendment shall have the same meanings as set forth in the Stockholder’s Agreement. The restrictions on the effectiveness of the Stockholder’s Agreement shall apply with equal force and effect to this Amendment.
WITNESSETH:
          WHEREAS, in connection with the Management Stockholder’s employment with the Company, the Company has determined that it is advisable to agree to amend the terms of the Stockholder’s Agreement solely as provided below.
          NOW, THEREFORE, The parties hereto hereby agree as follows:
Section 1. Amendments to Stockholder’s Agreement
          1.1 Section 2(a). Section 2(a), clause (x) of the Stockholder’s Agreement is hereby deleted in its entirety and replaced with the following clause:
          “(x) a transfer made pursuant to Section 3, 4 or 6 hereof,”
          1.2 Subsection 5(a). Section 5(a) of the Stockholder’s Agreement is hereby deleted in its entirety and replaced with the following:
          (a) “Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Management Stockholder is still in the employ of the Company (and/or, if applicable, its subsidiaries) and the Management Stockholder’s employment is terminated as a result of the death or Permanent Disability of the Management Stockholder, then the applicable Management Stockholder Entity shall have the right to:
          (i) With respect to the Stock, notwithstanding anything in this Agreement to the contrary, sell or otherwise dispose of all or any portion of the Stock other than to the Company; and

          (ii) With respect to the Options, receive from the Company, on one occasion within sixty (60) days (“the Option Exercise Period”) following the date of the death or Permanent Disability of the Management Stockholder, in exchange for all of the exercisable Options then held by the applicable Management Stockholder Entities at the time of termination of the Management Stockholder’s employment as a result of the death or Permanent Disability of the Management Stockholder, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (B) the number of Exercisable Option Shares, divided by (y) the Fair Market Value Per Share, which Options shall be terminated in exchange for such shares of stock (the “Net Settled Stock”). In the event the foregoing value is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof. Notwithstanding anything to the contrary in this Agreement, the Management Stockholder Entities may sell or otherwise dispose of all or any portion of the Net Settled Stock other than to the Company.
Notwithstanding anything set forth in this Section 5(a) to the contrary, the Management Stockholder Entities hereby acknowledge that their ability to sell or otherwise dispose of all or any portion of their Stock or Net Settled Stock, as provided above, does not constitute a waiver of, among other things, any of the requirements otherwise imposed on the Management Stockholder Entities with respect to the sale or other disposition of Stock set forth in Section 2 of the Agreement.”
          1.3 Subsection 5(b). Subsection 5(b) of the Stockholder’s Agreement is hereby deleted in its entirety and replaced with the following:
          “In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a)(ii), such Management Stockholder Entities shall send written notice to the Company, at any time during the Option Exercise Period, of their intention to exercise the Options in the manner set forth in Section 5(a)(ii) above and receive the Net Settled Stock (the “Option Exercise Notice”). The completion of the exchanges of the Options for the Net Settled Stock shall take place at the principal office of the Company on the tenth business day after the giving of the applicable Option Exercise Notice. The Net Settled Stock shall be delivered to the applicable Management Stockholder Entities, both against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.“
          1.4 Subsection 5(c). Subsection 5(c) of the Stockholder’s Agreement is hereby deleted in its entirety and replaced with the following:
          “(c) Notwithstanding anything in Section 5(a) to the contrary, if there exists and is continuing an Event (as defined below), the Company shall not be obligated to issue the Net Settled Stock until the Repurchase Eligibility Date (as defined below); provided, however, that the number of Exercisable Option Shares for purposes of calculating the Net Settled Stock payable under this Section 5(c) shall be the number of Exercisable Option Shares specified in the Option Exercise Notice and held by the applicable Management Stockholder Entities at the time of delivery of an Option Exercise Notice in accordance with Section 5(b) hereof. All Options exercisable as of the date of an Option Exercise Notice shall continue to be exercisable until the issuance of Net Settled Stock pursuant to such Option Exercise Notice, provided that to the extent any Options are exercised after the date of such Option Exercise Notice, the number of Exercisable Option Shares for purposes of calculating the Net Settled Stock shall be reduced accordingly.
          For purposes of this Agreement, the following terms used herein shall have the following meanings: “Event” shall mean any default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if any exercise of an Option or issuance of Net Settled Stock referred to in Section 5(a) above would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if exercise of an Option or issuance of Net Settled Stock pursuant to Section 5(a) above would not be permitted at such time under the Michigan Business Corporation Act (the “MBCA”) or would otherwise violate the MBCA at such time (or if the Company reincorporates in another state, the business corporation law of such state); and “Repurchase Eligibility Date” shall mean the first business day which is 10 calendar days after all Events have ceased to exist.”
          1.5 Section 6. All references to the “Section 5 Repurchase Price” contained in Section 6 of the Stockholder’s Agreement are hereby deleted and replaced with the phrase “Fair Market Value.”
          1.6 Section 7, Definitions.
          (a) “Option Excess Price”. The definition of “Option Excess Price” as set forth in Section 7 of the Stockholder’s Agreement is hereby deleted in its entirety and replaced it with the following:
     “Option Excess Price” shall mean, with respect to any Option, the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares pursuant to the applicable provision of Section 6.”
          (b) “Repurchase Calculation Date”. The definition of “Repurchase Calculation Date” as set forth in Section 7 of the Stockholder’s Agreement is hereby deleted in its entirety and replaced it with the following:
     “Repurchase Calculation Date” shall mean the last day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs; provided, however, that for purposes of Section 5(a)(ii) of this Agreement, the “Repurchase Calculation Date” that shall be used to determine the Fair Market Value shall instead be the tenth business day following the giving of the Option Exercise Notice referenced in Section 5(a)(ii) of this Agreement.”
     (c) “Repurchase Price”. The definition of “Repurchase Price” as set forth in Section 7 of the Stockholder’s Agreement is hereby deleted in its entirety and replaced with the following:

     “Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 6(a), 6(b), or 6(c), as applicable.”
     1.7 Section 10(a). Section 10(a) of the Stockholder’s Agreement is hereby amended by deleting the phrase “Section 5(c) and” from the second sentence contained therein.
Section 2. Miscellaneous.
          2.1 Continuing Effect of the Stockholder’s Agreement. This Amendment shall be construed together with, and as a part of, the Stockholder’s Agreement, but shall not constitute an Amendment of any provision of the Stockholder’s Agreement not expressly referred to herein. Except as expressly agreed to hereby, the provisions of the Stockholder’s Agreement are and shall remain in full force and effect.
          2.2 Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          2.3 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Michigan consistent with the Stockholder’s Agreement.
* * * * *
          IN WITNESS WHEREOF, each of the undersigned has executed this Amendment or caused this Amendment to be executed on its behalf as of the date first written above.

ITC HOLDINGS CORP.

By

Name:
Title:

[Signature Page to First Amendment to Management Stockholder’s Agreement]

MANAGEMENT STOCKHOLDER

[NAME]

Date of
Management Stockholder’s Agreement:

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